Exhibit 99.2
SIGNATURE GOVERNMENT SOLUTIONS, LLC
CONDENSED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2010

SIGNATURE GOVERNMENT SOLUTIONS, LLC
CONDENSED BALANCE SHEETS
September 30, 2010 and December 31, 2009

	September 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets:
Cash	$579,347	$30,547
Accounts receivable, net of allowance for uncollectible accounts (2010, $122,169; 2009, $123,752)	6,557,412	5,599,406
Employee notes receivable	134,628	116,750
Due from parent	2,676,925	459,751
Prepaid expenses	31,427	6,812

Total current assets	9,979,739	6,213,266

Equipment and leasehold improvements, less accumulated depreciation	87,721	109,529

Deposits	18,667	18,667

Total assets	$10,086,127	$6,341,462

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$97,920	$93,552
Accrued expenses	1,739,095	675,495

Total current liabilities	1,837,015	769,047

Member’s equity	8,249,112	5,572,415

Total liabilities and member’s equity	$10,086,127	$6,341,462

See Notes to Condensed Financial Statements

SIGNATURE GOVERNMENT SOLUTIONS, LLC
CONDENSED STATEMENTS OF INCOME
Nine Months Ended September 30, 2010 and One Month Ended September 30, 2009

	Nine Months	One Month
	Ended	Ended
	September 30,	September 30,
	2010	2009
	(Unaudited)	(Unaudited)

Revenue	$26,946,489	$2,954,745

Cost of revenue	18,275,294	1,951,816

Gross profit	8,671,195	1,002,929

Operating expenses:
Selling, recruiting and promotion	3,753,771	406,677
General and administrative	975,442	107,286
Service fees	1,216,090	141,201
Depreciation	40,195	4,296

	5,985,498	659,460

Income from operations	2,685,697	343,469

Other expenses	9,000	1,000

Net income	$2,676,697	$342,469

See Notes to Condensed Financial Statements

SIGNATURE GOVERNMENT SOLUTIONS, LLC
CONDENSED STATEMENTS OF CHANGES IN MEMBER’S EQUITY
Nine Months Ended September 30, 2010 and One Month Ended September 30, 2009

	Nine Months	One Month
	Ended	Ended
	September 30,	September 30,
	2010	2009
	(Unaudited)	(Unaudited)

Balance, beginning of period	$5,572,415	$—

Net assets transferred by parent	—	4,601,748

Net income	2,676,697	342,469

Balance, end of period	$8,249,112	$4,944,217

See Notes to Condensed Financial Statements

SIGNATURE GOVERNMENT SOLUTIONS, LLC
CONDENSED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2010 and One Month Ended September 30, 2009

	Nine Months	One Month
	Ended	Ended
	September 30,	September 30,
	2010	2009
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,676,697	$342,469
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	40,195	4,296
Provision for bad debts	51	15,334
Changes in operating assets and liabilities, net of assets and liabilities transferred from parent in 2009:
Accounts receivable	(958,057)	(498,350)
Prepaid expenses	(24,615)	(8,040)
Accounts payable	4,368	99,213
Accrued expenses	1,063,600	348,372

Net cash flows from operating activities	2,802,239	303,294

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment and leasehold improvements	(18,387)	—
Increase in employee notes receivable	(17,878)	(13,803)

Net cash flows from investing activities	(36,265)	(13,803)

CASH FLOWS FROM FINANCING ACTIVITIES
Net amount borrowed by parent	(2,217,174)	(94,854)

Net cash flows from financing activities	(2,217,174)	(94,854)

Net increase in cash	548,800	194,637

Cash — beginning of period	30,547	—

Cash — end of period	$579,347	$194,637

See Notes to Condensed Financial Statements

SIGNATURE GOVERNMENT SOLUTIONS, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 1 — NATURE OF OPERATIONS AND FORMATION
Signature Government Solutions, LLC (“SGS”) is primarily engaged in providing information technology services and intelligence analysis to the U.S. Government Intelligence Community.
SGS enters into contracts with other government contractors or third party firms. SGS employees are hired for long-term contracts, typically ranging from two to five years, throughout the United States and internationally.
As of September 30, 2010, SGS operated an office in Herndon, Virginia.
Prior to September 1, 2009, SGS operated as a component of Signature Consultants, LLC (“SCL”). On September 1, 2009, SCL was reorganized and certain of its assets and liabilities were transferred, at their respective book values, to three newly formed limited liability companies, including SGS.
SGS was formed as a wholly-owned subsidiary of SCL.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited interim condensed financial statements for SGS have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial reporting. Accordingly, certain information and footnote disclosures normally included in annual financial statements have been condensed or omitted. In the opinion of management, the accompanying unaudited interim condensed financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair statement of all periods presented.
The results of SGS’s operations for any interim periods are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year. These unaudited interim condensed financial statements should be read in conjunction with the SGS financial statements and footnotes for the period from commencement of operations (September 1, 2009) through December 31, 2009 and for the period January 1, 2009 through August 31, 2009.
Corporate Overhead Allocations
Certain corporate general and administrative costs of SCL have been allocated to SGS in accordance with a Services Agreement dated September 1, 2009 between SGS and Signature Servco, LLC, which is majority-owned by a member of SCL. These charges include personnel costs for support functions such as accounting and human resources. They also include professional fees, facilities and other costs. These general and administrative costs are allocated to SGS based upon relative sales.

SIGNATURE GOVERNMENT SOLUTIONS, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Revenue Recognition and Cost of Revenue
Revenue as presented on the condensed unaudited statement of income represents services rendered to customers less sales adjustments and allowances. Reimbursements, including those related to travel and out-of-pocket expenses are also included in revenue and equivalent amounts of reimbursable expenses are included in cost of revenue.
SGS recognizes substantially all revenue at the time services are provided and revenue is recorded on a time and material basis when collectability is reasonably assured. In most cases, the consultant is an employee of SGS and all costs of employing the consultant, including payroll and related taxes, insurance costs and reimbursable expenses, are SGS’s responsibility and are included in cost of revenue.
Cash and Cash Equivalents
For the purpose of the statement of cash flows, SGS considers highly liquid money market instruments with an original maturity of three months or less to be cash equivalents.
Receivables and Credit Policies
Accounts receivable are un-collateralized customer obligations due under normal trade terms, generally requiring payment within 30 days from the invoice date. Interest does not accrue on customer balances that are paid after this date.
The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. A provision for bad debt has been recorded based upon the assessment.
Equipment and Leasehold Improvements
Equipment and leasehold improvements are stated at cost, less accumulated depreciation. Equipment is depreciated using the straight-line method over the respective estimated useful lives. Leasehold improvements are depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against operations as incurred.

SIGNATURE GOVERNMENT SOLUTIONS, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Long-Lived Assets
SGS reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of any asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Fair Value of Financial Instruments
The carrying amounts of SGS’s financial instruments, including cash and cash equivalents, accounts receivable, employee notes receivable, accounts payable and accrued expenses approximate their fair value due to the short term nature of these assets and liabilities.
Income Taxes
Effective September 1, 2009, SGS files consolidated federal and state tax returns with SCL. Prior to that time, SGS was a wholly-owned division of SCL. Under the provisions of the Internal Revenue Code, SCL, as a limited liability company, has chosen to be taxed as a partnership. Accordingly, items of income, loss, deduction and credits flow through to the individual owners’ income tax returns and are not taxed at the respective entity level.
However, certain states in which SCL does business impose state income taxes on statutorily defined allocated revenues or profits at the entity level instead of at the non-resident member level. In these cases, payments to states are recognized by SCL as tax expense. SGS records its share of the consolidated state tax expense on a separate return basis. During the nine months ended September 30, 2010 and the one month ended September 30, 2009, there were no taxes imposed by state taxing authorities that were allocated to SGS.

SIGNATURE GOVERNMENT SOLUTIONS, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Advertising
SGS incurred advertising costs in the normal course of its business and expenses them as incurred. SGS did not incur any advertising expense in either of the nine months ended September 30, 2010 or the one month ended September 30, 2009.
NOTE 3 — EQUIPMENT AND LEASEHOLD IMPROVEMENTS
Equipment and leasehold improvements consist of the following at September 30, 2010 and December 31, 2009:

	Useful Life	September 30,	December 31,
	(In Years)	2010	2009
		(Unaudited)
Computer equipment	3 - 5	$19,044	$9,199
Office furniture and equipment	5 - 7	116,198	107,656
Computer software	3	8,010	8,010
Leasehold improvements	5	142,073	142,073

Less accumulated depreciation		285,325	266,938
		197,604	157,409

		$87,721	$109,529

NOTE 4 — CREDIT FACILITY CONTINGENCY
During 2005, SCL entered into a credit facility (“Revolving Line”) which was collateralized by all the assets of SCL.
On September 3, 2009, the Revolving Line was amended to include SGS as a co-borrower. Consequently, the assets of SGS are also considered collateral for the Revolving Line. On August 31, 2010, SCL entered into a third amendment to the Revolving Line to increase the credit facility to $20,000,000 and extend the term to August 31, 2013. At September 30, 2010, the outstanding borrowings on the Revolving Line amounted to $1,054,074.
The Revolving Line, as amended, requires SCL to meet certain financial covenants, imposes restrictions on securing additional indebtedness and limits the amount of allowable capital expenditures, distributions, and lease payments.

SIGNATURE GOVERNMENT SOLUTIONS, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 5 — RELATED PARTY TRANSACTIONS
SGS receives a number of management services from SCL. Charges for these services for the nine months ended September 30, 2010 and the one month ended September 30, 2009, which are included in general and administrative expenses in the accompanying condensed unaudited statements of income, were $1,216,090 and $141,201, respectively.
Included in accounts payable in the accompanying condensed unaudited balance sheet as of September 30, 2010 and December 31, 2009 are $24,700 and $42,907, respectively, due to employees for unpaid expense reimbursements.
SGS loans or borrows funds from SCL for working capital purposes. Net amounts due from SCL as of September 30, 2010 and December 31, 2009 were $2,676,925 and $459,751, respectively.
NOTE 6 — LEASES
SGS leases its office space in Herndon, Virginia under a non-cancelable operating agreement that expires in February 2011.
Rent expense for the nine months ended September 30, 2010 and the one month ended September 30, 2009 totaled $106,578 and $10,787, respectively.
NOTE 7 — CONTINGENCIES
SGS may occasionally be involved in litigation claiming damages for the violation of non-compete agreements as a result of hiring new sales and recruiting professionals and consultants. SGS’s management believes that the outcome of potential claims, if any, would not have a material effect on SGS’s financial position or results of operations.
NOTE 8 — MEMBER’S EQUITY
Effective September 1, 2009, SGS became a single member LLC that has one class of member’s equity. The profit and losses are allocated to the sole member.
NOTE 9 — 401(K) PROFIT SHARING PLAN
SGS participates in the SCL 401(K) profit sharing plan that covers all employees that are at least twenty and one-half years old with entry dates determined by employee classification, but not later than 30 days after employment. Contributions to the plan are at the discretion of the Board of Directors. SGS has made no contributions since inception of the plan.

SIGNATURE GOVERNMENT SOLUTIONS, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
NOTE 10 — CONCENTRATIONS
For the nine months ended September, 2010 and the one month ended September 30, 2009, the top three customers represented approximately 61% and 68%, respectively, of total revenue. In addition, as of September 30, 2010 and December 31, 2009, approximately 51% and 72%, respectively, of total accounts receivable were due from three customers.
SGS maintains its cash balances at high quality financial institutions, which may, at times, exceed federally-insured limits. SGS has not experienced any losses on such accounts.
NOTE 11 — EMPLOYMENT AGREEMENTS
SGS enters into employment agreements with key members of its management providing for annual bonuses based upon net profits, as defined, as well as for payments under a profit sharing agreement. As of September 30, 2010, SGS has accrued expenses totaling $266,157 and $133,564, respectively, relating to these annual bonus and profit sharing agreements. As of December 31, 2009, SGS has accrued expenses totaling $149,364 and $85,694, respectively, relating to these annual bonus and profit sharing agreements.
NOTE 12 — SUBSEQUENT EVENTS
On November 4, 2010, SCL executed a Purchase Agreement with an unrelated third-party to sell 100% of its membership interest in SGS.
SGS has evaluated subsequent events through November 30, 2010, which is the date the unaudited interim condensed financial statements were available to be issued.